SUB - ITEM 77Q1(a)


                          MASSACHUSETTS INVESTORS TRUST

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                             TERMINATION OF CLASSES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended (the "Declaration"), of Massachusetts Investors Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class J shares of the Trust, has been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.




         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of June, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.




LAWRENCE H. COHN
----------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING
----------------
David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106

WILLIAM R. GUTOW
----------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES
--------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108

AMY B. LANE
-----------
Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455

ROBERT J. MANNING
-----------------
Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907

LAWRENCE T. PERERA
------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116